SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FIRST STATE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Florida	65-0771145
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

22 South Links Avenue, Sarasota, Florida 34246

(Address of Principal Executive Offices)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

     Securities Act registration statement file number to which this form relates: 333-119800

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class
Name of Each Exchange	on Which Registered

None	None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Common Shares, $1.00 par value per share
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURES

Item 1. Description of Registrant’s Securities to be Registered

     The description of the common stock of First State Financial Corporation (“Registrant”) set forth under the caption “Description of Capital Stock” in the Registrant’s registration statement on Form S-1 (Registration No. 333-119800) as originally filed with the Securities and Exchange Commission on October 18, 2004, or as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this Item.

Item 2. Exhibits

3.1	—	Restated Articles of Incorporation *
3.2	—	Bylaws *
4.2	—	Specimen common stock certificate.*

*	Incorporated by reference to the identically numbered exhibits to the Registration Statement.

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SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 19, 2004

FIRST STATE FINANCIAL CORPORATION
By:	/s/ Corey J. Coughlin
Corey J. Coughlin
President and Chief Executive Officer

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